Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Wal-Mart Stores, Inc. of our reports dated March 26, 2008, with respect to the consolidated financial statements of Wal-Mart Stores, Inc., and the effectiveness of internal control over financial reporting of Wal-Mart Stores, Inc., included in the 2008 Annual Report to Shareholders of Wal-Mart Stores, Inc.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Stock Option Plan of 1984 of Wal-Mart Stores, Inc., as amended	Form S-8 File Nos. 2-94358 and 1-6991

(2)	Stock Option Plan of 1994 of Wal-Mart Stores, Inc., as amended	Form S-8 File No. 33-55325

(3)	Debt Securities and Pass-Through Certificates of Wal-Mart Stores, Inc.	Form S-3 File No. 33-55725

(4)	Director Compensation Plan of Wal-Mart Stores, Inc.	Form S-8 File No. 333-24259

(5)	Debt Securities of Wal-Mart Stores, Inc.	Form S-3 File No. 33-53125

(6)	Dividend Reinvestment and Stock Purchase Plan of Wal-Mart Stores, Inc.	Form S-3 File No. 333-02089

(7)	401(k) Retirement Savings Plan of Wal-Mart Stores, Inc.	Form S-8 File No. 333-29847

(8)	401(k) Retirement Savings Plan of Wal-Mart Puerto Rico, Inc.	Form S-8 File No. 333-44659

(9)	Registration Statement Covering 14,710,000 Shares of Common Stock of Wal-Mart Stores, Inc.	Form S-3 File No. 333-56993

(10)	Wal-Mart Stores, Inc. Associate Stock Purchase Plan of 1996	Form S-8 File No. 333-62965

(11)	Wal-Mart Stores, Inc. Stock Incentive Plan of 1998	Form S-8 File No. 333-60329

(12)	The ASDA Colleague Share Ownership Plan 1	Form S-8 File No. 333-84027

The ASDA Group Long Term Incentive Plan 1

The ASDA Group PLC Sharesave Scheme 1

The ASDA 1984 Executive Share Option Scheme 1

The ASDA 1994 Executive Share Option Scheme 1

(13)	The ASDA Colleague Share Ownership Plan 1999	Form S-8 File No. 333-88501

(14)	Debt Securities of Wal-Mart Stores, Inc.	Form S-3 File No. 333-64740

(15)	Debt Securities of Wal-Mart Cayman Canadian Finance Co.	Form S-3 File No. 333-64740-01

(16)	Debt Securities of Wal-Mart Cayman Euro Finance Co.	Form S-3 File No. 333-64740-02

(17)	Debt Securities of Wal-Mart Cayman Sterling Finance Co.	Form S-3 File No. 333-64740-03

(18)	Debt Securities of Wal-Mart Stores, Inc.	Form S-3 File No. 333-101847

(19)	Registration Statement Covering 16,000,000 Shares of Common Stock of Wal-Mart Stores, Inc.	Form S-3 File No. 333-101859

(20)	Wal-Mart Profit Sharing and 401(k) Plan	Form S-8 File No. 333-109421

(21)	Associate Stock Purchase Plan of 1996	Form S-8 File No. 333-109417

(22)	Wal-Mart Puerto Rico Profit Sharing and 401(k) Plan	Form S-8 File No. 333-109414

(23)	ASDA Colleague Share Ownership Plan 1999 and ASDA Sharesave Plan 2000	Form S-8 File No. 333-107439

(24)	Debt Securities of Wal-Mart Stores, Inc.	Form S-3MEF File No. 333-125432

(25)	Debt Securities of Wal-Mart Stores, Inc.	Form S-3 File No. 333-126512

(26)	Wal-Mart Stores, Inc. Stock Incentive Plan of 2005	Form S-3 File No. 333-128204

(27)	Debt Securities of Wal-Mart Stores, Inc.	Form S-3ASR File No. 333-130569

(28)	Debt Securities of Wal-Mart Stores, Inc.	Form S-3 File No. 333-82909

(29)	Debt Securities of Wal-Mart Stores, Inc.	Form S-3 File No. 333-52045

of our reports dated March 26, 2008, with respect to the consolidated financial statements of Wal-Mart Stores, Inc., and the effectiveness of internal control over financial reporting of Wal-Mart Stores, Inc., incorporated herein by reference.

/s/ Ernst & Young LLP

Rogers, Arkansas

March 26, 2008